As of October 31, 2009, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity

GENWORTH FINANCIAL TRUST COMPANY
ACCESS FLEX BEAR HIGH YIELD-INVESTOR      82.89%

TRUST COMPANY OF AMERICA
ACCESS FLEX HIGH YIELD-INVESTOR           26.11%




As of October 31, 2009, the following
persons or entities no longer own
more than 25% of a funds voting security.

Person/Entity

AMERITRADE INC
ACCESS FLEX HIGH YIELD-INVESTOR            12.24%

CHARLES SCHWAB AND CO INC
ACCESS FLEX HIGH YIELD-INVESTOR            2.41%

AMERITRADE INC
ACCESS FLEX HIGH YIELD-SERVICE             12.24%